Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2023, relating to the consolidated financial statements of Ilim S.A. and its subsidiaries (not included herein), appearing in the Annual Report on Form 10-K of International Paper Company, for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ /AO Business Solutions and Technologies/

Moscow, Russian Federation

February 16, 2024